Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF "FRANKLIN TEMPLETON HOLDINGS TRUST", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF APRIL, A.D. 2021, AT 5:43 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5852063 8100
SR# 20211355878

Authentication: 203029254
Date: 04-22-21

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:43 PM 04/19/2021
FILED 05:43 PM 04/19/2021
SR 20211355878 - File Number 5852063

CERTIFICATE OF TRUST

OF

FRANKLIN TEMPLETON HOLDINGS TRUST

This Certificate of Trust of Franklin Templeton Holdings Trust (the "Trust") is being duly executed and filed by the undersigned, to form a statutory trust under the Delaware Statutory Trust Act (12 Del.C. sec. 3801 et seq.)

1. The name of the statutory trust formed by this Certificate of Trust is Franklin Templeton Holdings Trust.

2. The name and business address of the Delaware Trustee in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

3. This Certificate of Trust shall be effective as of the date of filing by the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned, being the Trustee of the Trust, has executed this Certificate of Trust as of the 16th day of April 2021.

TRUSTEE:

By: /s/ Navid J. Tofigh
Navid J. Tofigh

The Corporation Trust Company,
not in its individual capacity but solely as
Delaware trustee

By: [signature]
Jennifer A. Schwartz
Assistant Vice President